As filed with the Securities and Exchange Commission on April 17, 2008
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
FOR REGISTRATION UNDER
THE SECURITIES ACT OF 1933
OF CERTAIN REAL ESTATE COMPANIES
American Campus Communities, Inc.
(Exact Name of Registrant as Specified in Its Governing Instruments)
805 Las Cimas Parkway, Suite 400
Austin, TX 78746
(512) 732-1000
(Address, Including Zip Code and Telephone Number, Including Area Code,
of Registrant’s Principal Executive Offices)
William C. Bayless, Jr.
President and Chief Executive Officer
805 Las Cimas Parkway, Suite 400
Austin, TX 78746
(512) 732-1000
(Name, Address, Including Zip Code and Telephone Number, Including Area Code, of Agent for Service)
Copies to:

Bryan L. Goolsby Toni Weinstein Locke Lord Bissell & Liddell LLP 2200 Ross Avenue, Suite 2200 Dallas, TX 75201 Telephone: (214) 740-8000 Facsimile: (214) 740-8800	Edward F. Petrosky J. Gerard Cummins Sidley Austin LLP 787 Seventh Avenue New York, NY 10019 Telephone: (212) 839-5300 Facsimile: (212) 839-5599
Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement of the same offering. ☒ Registration No. 333-129131
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a registration statement pursuant to General Instruction I.D or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

	Proposed Maximum
Title of Each Class of	Aggregate Offering	Amount of
Securities To Be Registered	Price (1)	Registration Fee
Common Stock, par value $.01 per share	$5,000,000	$197

(1)	Estimated pursuant to Rule 457(o) of the Securities Act of 1933, as amended. Includes shares that the underwriters have the option to purchase from us to cover over-allotments, if any.
This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933.

EXPLANATORY NOTE
     This registration statement is being filed pursuant to Rule 462(b) and General Instruction IV of Form S-3, both as promulgated under the Securities Act of 1933, as amended, and includes the registration statement facing page, this page, the signature page, an exhibit index and the required opinion and consents. The contents of the Registration Statement on Form S-3 (Registration No. 333-129131), including the exhibits thereto, which was declared effective by the Securities and Exchange Commission on October 27, 2005, are incorporated by reference in this registration statement.
CERTIFICATION
     The Company hereby certifies to the Commission that (i) it has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at U.S. Bank of St. Louis, Missouri as soon as practicable (but no later than the close of business on April 18, 2008), (ii) it will not revoke such instructions, (iii) it has sufficient funds in the relevant account to cover the amount of such filing fee, and (iv) it will confirm receipt of such instructions by its bank during regular business hours no later than April 18, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that the registrant meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on this 17th day of April, 2008.

AMERICAN CAMPUS COMMUNITIES, INC.
By:	/s/ William C. Bayless, Jr.
William C. Bayless, Jr.
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William C. Bayless, Jr. William C. Bayless, Jr.	President, Chief Executive Officer and Director (Principal Executive Officer)	April 17, 2008
/s/ Brian B. Nickel Brian B. Nickel	Senior Executive Vice President, Chief Investment Officer and Secretary and Director	April 17, 2008
/s/ Jonathan Graf Jonathan Graf	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	April 17, 2008
/s/ R.D. Burck R.D. Burck	Chairman of the Board of Directors	April 17, 2008
/s/ G. Steven Dawson G. Steven Dawson	Director	April 17, 2008
/s/ Cydney Donnell Cydney Donnell	Director	April 17, 2008
/s/ Edward Lowenthal Edward Lowenthal	Director	April 17, 2008
/s/ Scott H. Rechler Scott H. Rechler	Director	April 17, 2008
/s/ Winston W. Walker Winston W. Walker	Director	April 17, 2008

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Locke Lord Bissell & Liddell LLP with respect to the legality of the securities being registered

23.1	Consent of Ernst & Young LLP

23.2	Consent of Locke Lord Bissell & Liddell LLP (included in Exhibit 5.1)